Q2 Fiscal 2019 Supplemental Slides March 5, 2019

Disclaimer Certain information in this presentation and discussed on the conference call which this presentation accompanies constitutes forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding the Company’s business that are not historical facts are “forward looking statements” that involve risk and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements are described in filings that United Natural Foods, Inc. (the “Company”) has made under the Securities Exchange Act of 1934, as amended, including its quarterly report on Form 10-Q for the period ended October 27, 2018 filed with the Securities and Exchange Commission (the "SEC") on December 6, 2018 and other filings the Company makes with the SEC, and include, but are not limited to the Company’s dependence on principal customers; the Company's sensitivity to general economic conditions, including changes in disposable income levels and consumer spending trends; the Company’s ability to realize anticipated benefits of its acquisitions and dispositions, in particular, its acquisition of SUPERVALU; the possibility that restructuring and other charges and costs we may incur in connection with the sale or closure of SUPERVALU's retail operations will exceed current estimates; the potential for additional goodwill impairment charges as a result of purchase accounting adjustments or otherwise; the Company's reliance on the continued growth in sales of higher margin natural and organic foods and non-food products in comparison to lower margin conventional products; increased competition in the Company's industry as a result of increased distribution of natural, organic and specialty products by conventional grocery distributors and direct distribution of those products by large retailers and online distributors; increased competition as a result of continuing consolidation of retailers in the natural product industry and the growth of supernatural chains; the Company's ability to timely and successfully deploy its warehouse management system throughout its distribution centers and its transportation management system across the Company and to achieve efficiencies and cost savings from these efforts; the addition or loss of significant customers or material changes to the Company’s relationships with these customers; volatility in fuel costs; volatility in foreign exchange rates; the Company's sensitivity to inflationary and deflationary pressures; the relatively low margins and economic sensitivity of the Company's business; the potential for disruptions in the Company's supply chain by circumstances beyond its control; the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; moderated supplier promotional activity, including decreased forward buying opportunities; union -organizing activities that could cause labor relations difficulties and increased costs; and the ability to identify and successfully complete acquisitions of other natural, organic and specialty food and non-food products distributors. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any estimates of future results of operations are based on a number of assumptions, many of which are outside the Company's control and should not be construed in any manner as a guarantee that such results will in fact occur. These estimates are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced estimates, but it is not obligated to do so. This presentation also contains the non-GAAP financial measures estimated adjusted diluted earnings per common share, adjusted EBITDA, estimated adjusted EBITDA, and adjusted interest expense. The reconciliations of certain of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the appendix to this presentation. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. The Company believes that presenting these non-GAAP financial measures aids in making period-to-period comparisons and is a meaningful indication of its estimated operating performance. The Company's management utilizes and plans to utilize this non-GAAP financial information to compare the Company's operating performance during certain fiscal periods to the comparable periods in the other fiscal years and, in certain cases, to internally prepared projections. 2 Better Food. Better Future.

Second Quarter Fiscal 2019 Supplemental Presentation This material is provided as a supplement to UNFI’s March 5, 2019 press release announcing second quarter results for the period ended January 26, 2019. 3 Better Food. Better Future.

Key Accomplishments Second Quarter Fiscal 2019 • Grew legacy UNFI sales by 5.8% • Paid down approximately $120 million of outstanding net debt with cash generated in the quarter including asset sale proceeds • Won new business totaling nearly $200M on an annualized basis • Completed sale of Hornbacher’s with long-term supply agreement • Announced optimization plan for Pacific Northwest distribution center network • Integration work proceeding as planned o Affirming cost synergy outlook of more than $185M in year 4 4 Better Food. Better Future.

Sales: Q2 FY18 to Q2 FY19 Second quarter sales increase driven by addition of SUPERVALU ($’s in Millions) Q2 FY18 Net Sales Supernatural Independents Supermarkets Other Q2 FY19 Net Sales 5 Better Food. Better Future.

Adjusted EBITDA: Q2 FY18 to Q2 FY19 Second quarter Adjusted EBITDA increase driven by addition of SUPERVALU ($’s in Thousands) Q2 FY18 Definition Q2 FY18 – New Adjusted Depreciation / Share Based Disc Ops / Q2 FY19 Adjusted Change (Exclude Definition Operating Amortization Compensation Other Adjusted EBITDA (1) Stock Comp) Income EBITDA (1) Adjusted EBITDA(1) is defined as net income / (loss) plus provision for income taxes, depreciation and amortization, total other expense (including interest), share based compensation expense, and certain adjustments determined by management. 6 Better Food. Better Future. (1) See reconciliation in appendix.

Q2 Capital Structure ($'s in Millions) Maturity Rate Q1 FY19 Q2 FY19 Secured term loan B-1 October 2025 L + 4.25% $ 1,800 $ 1,800 Secured term loan B-2 October 2019 L + 2.00% 150 103 $2.1B ABL revolver October 2023 L + 1.25% / Prime + 0.25% 1,327 1,242 Unsecured bonds & premium (SVU) (1) 7.41% 547 Capital leases Various Various 211 153 Equipment loan October 2023 5.735% 42 40 Total Debt (face value) $ 4,077 $ 3,338 Restricted cash - SVU notes (2) (566) Balance sheet cash (3) (59) (54) Total Debt Net of Cash (face value) $ 3,452 $ 3,284 (1) Includes $530M of SVU note principal and $17M of prepayment premiums (classified as debt on Q1 FY19 balance sheet) (2) There was an additional $19M of Restricted cash on the Q1 FY19 balance sheet set aside to pay accrued interest on the SVU notes redeemed on 11/21/18 (3) Includes cash of Discontinued Operations. There is no debt in Discontinued Operations. 7 Better Food. Better Future.

Integration Integration on-track • Nearly 10% reduction in combined administrative workforce to date • Standardized Associated Grocers of Florida onto SUPERVALU systems • Indirect procurement team working on 44 projects • Implemented better of legacy organizations’ payment terms 8 Better Food. Better Future.

338(g) Election For SUPERVALU Acquisition Election generates meaningful tax savings over time • As a result of the acquisition of SUPERVALU, UNFI is expecting to utilize a significant portion of the $2.9B capital loss carryforward generated from the SUPERVALU divestiture of Albertson’s in March 2013 by making a 338(g) election. • Under a 338(g) election, UNFI treats the purchase of SUPERVALU as an asset purchase for tax purposes, allowing UNFI to step up the basis of the acquired assets to fair market value. • This provides UNFI with higher future depreciation and amortization deductions which lowers future tax obligations. • UNFI made a $59 million payment in February 2019 related to the anticipated 338(g) election. • The 338(g) election is expected to generate cash tax benefits of approximately $300 million over 15 years. 9 Better Food. Better Future.

Retail Divestiture All banners reported in Discontinued Operations Continue to operate until divested Sold December 2018 Sold / closed November 2018 Expect to complete sale of remaining 5 stores by end of Q3 10 Better Food. Better Future.

Fiscal 2019 Guidance – 53 weeks Consolidated UNFI Sales • $21.5 - $22.0 billion • $580 - $610 million; including discontinued operations Adjusted EBITDA (1) • Decrease from prior $650 - $665 million due to higher transition and integration costs • $181 - $191 million Adjusted Interest Expense • Excludes $3 million related to the 30-day redemption period of the now retired SUPERVALU notes and $1 million loss on debt extinguishment related to the unamortized debt issuance costs on amounts prepaid under Term Loan B-2. • Expect to pay cash taxes related to continuing operations of less than $20 million Tax Rate • $59 million payment for anticipated 338(g) election related to purchase of SUPERVALU Earnings Per Share • $(6.50) - $(6.10) • $2.00 - $2.40, excluding goodwill and asset impairment charges; restructuring, Adjusted Earnings Per Share (1) acquisition, and integration related costs; and inventory fair value adjustment charges. 11 Better Food. Better Future. (1) See reconciliation in appendix.

Changes to Adjusted EBITDA Guidance: December 2018 vs March 2019 ($’s in Thousands) Midpoint December Updated Customer Mix Shift and LIFO Election and Midpoint March 2018 Adj EBITDA Distribution Decreased Vendor Inflation Impact 2019 Adj EBITDA Guidance (1) Center Network Promotional Activity Guidance (1) Realignment 12 Better Food. Better Future. (1) See reconciliation in appendix.

Changes to Adjusted EPS Guidance: December 2018 vs March 2019 Depreciation / Share Based Midpoint March 2019 Midpoint December Adjusted Tax Impact of Amortization Compensation / Adj. Earnings Per 2018 Adj. Earnings Per EBITDA Adjustments / Expense Net Periodic Share Guidance (1) Share Guidance (1) Rounding Benefit Income 13 Better Food. Better Future. (1) See appendix for reconciliation

Appendix 14 Better Food. Better Future.

Reconciliation – Q2 FY19 and Q2 FY18 Adjusted EBITDA 15 Better Food. Better Future.

Reconciliation – FY19 Guidance for Adjusted EBITDA 16 Better Food. Better Future.

Reconciliation – FY19 Guidance for Adjusted EPS 17 Better Food. Better Future.

Reconciliation – FY19 Guidance for Adjusted EBITDA (as provided December 6, 2018) 18 Better Food. Better Future.

Reconciliation – FY19 Guidance for Adjusted EPS (as provided December 6, 2018) 19 Better Food. Better Future.